MEDIUM-TERM NOTES

                    ISSUING AND PAYING AGENCY AGREEMENT

    THIS ISSUING AND PAYING AGENCY AGREEMENT, dated as of November
19, 1993 (the "Agreement"), is entered into by and between St. Joseph Light & Power Company, a Missouri corporation (the "Company"), and Harris Trust and Savings Bank, as issuing and paying agent (the "Issuing and Paying Agent").

                      W I T N E S S E T H:

    SECTION 1. Appointment of Issuing and Paying Agent. The
Company proposes to issue and sell, from time to time, medium-term notes having terms from one year to thirty years from their dates of issue (the Notes or, where referred to individually, the "Note"), and has appointed Dean Witter Reynolds Inc. as the placement agent for such Notes (the "Placement Agent"). Initially and unless notification is given by the Company to the Issuing and Paying Agent in writing, the Company intends to issue an aggregate principal amount of Notes equal to US $45,000,000. The Company hereby appoints and authorizes the Issuing and Paying Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Notes. The Issuing and Paying Agent hereby accepts such appointment subject to the terms of this Agreement.

    SECTION 2. Note Form: Signature. The Company shall from time to time furnish the Issuing and Paying Agent with an adequate supply of registered Notes, without coupons, serially numbered, which shall have the following information left blank: the principal amount, date of original issue, maturity date, interest payment dates, if any, regular record dates, if any, initial redemption date, if any, initial redemption percentage, if any, annual redemption percentage reduction, if any, holder's optional repayment dates, if any, and rate of interest and, such additional terms as may be set forth in the Notes as hereinafter designated by the Company, and, the name and address of the Registered Holder (as hereinafter defined) and other applicable terms which may be specified with respect to such Notes. Each Note shall bear interest at a fixed rate from the date of original issue at the rate specified therein, such interest calculated as provided in Section 6. The interest rate borne by any particular Note may vary as against the rate borne by any other Note issued hereunder. Any such variation in the interest rate with respect to a particular Note shall not affect the rate of interest borne by any other Note issued hereunder. Each Note shall be signed manually or by facsimile signature by an Authorized Representative (as hereinafter defined). The Notes shall be substantially in the form of Exhibit A hereto or such additional forms as may hereinafter be designated by the Company, shall have maturities of not less than one year nor more than thirty years from their respective dates of issue, and shall be issued in the respective order of the serial numbers imprinted thereon in denominations of US $100,000 and any larger denominations in integral multiples of US $1,000. The Issuing and Paying Agent shall take steps to assure the safekeeping of the blank Notes in accordance with its customary practice.


    SECTION 3. Authorized Representatives and Instructing Representatives. From time to time the Company shall furnish the Issuing and Paying Agent with a certificate of the Company, in the form attached hereto as Exhibit B. certifying the incumbency and specimen signatures of officers or agents of the Company authorized to (i) execute the Notes on behalf of the Company by manual or facsimile signature (each officer or agent, individually, an Authorized Representative") and (ii) give instructions and notices on behalf of the Company to the Issuing and Paying Agent (each such officer or agent, individually, an Reinstructing Representative"). Until the Issuing and Paying Agent receives a subsequent incumbency certificate signed by a duly authorized officer in the form of Exhibit B. the Issuing and Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining who is an Authorized Representative or an Instructing Representative, as the case may be. The Issuing and Paying Agent shall have no responsibility to the Company to determine (i) by whom or by what means a facsimile signature may have been affixed on the Notes, or (ii) whether any facsimile or manual signature is genuine and if such facsimile or manual signature reasonably resembles the specimen signatures contained in the last certificate furnished pursuant hereto to the Issuing and Paying Agent by the Company, or (iii) whether any instructions were authorized by the Company. Any Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed to such Note shall bind the Company upon the completion and authentication thereof by the Issuing and Paying Agent, notwithstanding that such person may have ceased to be an Authorized Representative on the date such Note is completed, authenticated or delivered by the Issuing and Paying Agent.

    SECTION 4. Issuance Instructions. Completion.
Authentication and Delivery of Notes.


               (a) Not later than 3:00 p.m., Chicago time, on the second Business Day (as hereinafter defined) next preceding the Business Day on which any Note is to be delivered (the "Settlement Date"), instructions with respect to the preparation and delivery of such Note shall be given to the Issuing and Paying Agent (1) by facsimile transmission signed by an

 Authorized Representative or by an Instructing Representative receipt of which shall be confirmed in writing or (2) if possible, by direct input by the Company onto the Issuing and Paying Agent's computerized note issuance system pursuant to the terms of an electronic link agreement. Such instructions shall be transmitted to one of the duly authorized representatives of the Issuing and Paying Agent named in Exhibit C hereto or their successors which may be named by the Issuing and Paying Agent (of which the Company shall be notified in writing) from time to time (each, a "Responsible Employee") and the Issuing and Paying Agent may rely on such instructions received by it. Such instructions, with respect to the Notes, shall include:

(i) Exact name of the person in whose name a Note is to be registered (the
  "Registered Holder");


      (ii) Exact address of the Registered Holder;


(iii) Exact address of the Registered Holder for delivery of Notes, notices and payments of principal and interest
       (including the location and account
       number of any bank account designated by the Registered Holder to receive payments) if different from (ii) above;


(iv) Taxpayer identification number of the Registered Holder;


       (v) Principal amount of each Note;


 (vi) Sale date;

(vii) Settlement Date (original issue date);

(viii) Maturity date;

 (ix) Interest payment dates;

  (x) Regular record dates;

 (xi) Interest rate;

(xii) Redemption provisions, if any:

       (a) initial redemption date;
       (b) initial redemption percentage;

(c) annual redemption percentage reduction;

(xiii) Holder's optional repayment dates, if any;


 (xiv) other terms, if any;

 (xv) (a) Issue Price, if other than 100e;


      (b) Proceeds net of commission;



      (c) Placement Agent's commission; and


(xvi) Cusip Number or private placement
     number, if any.


    (b) Upon receipt of the information set forth in subsection (a) above, the Issuing and Paying Agent shall confirm by telephone to the Vice President - Finance of the Company, or if such information was received by direct input by the Company onto the Issuing and Paying Agent's computerized note issuance system, then, if possible, by direct input on such system from the Issuing and Paying Agent to the Company, the principal amount of all Notes issued on or prior to such date hereunder after giving effect to such transaction and to all other transactions of which the Company through an Instructing Representative has given instructions to the Issuing and Paying Agent but which have not yet been settled.

    (c) Subject to Section 4(d) hereof, upon receipt of written instructions or instructions transmitted pursuant to the Issuing and Paying Agent's computerized note issuance system, in each case as provided in subsection (a) above, the Issuing and Paying Agent in accordance with such instructions shall:


               (i) complete each Note with the information specified in Section 4(a) above, as applicable;


               (ii) record each Note in the Note Register (as defined in Section 14 hereof);


               (iii) cause each Note to be manually
         countersigned by any one of the officers or employees of the Issuing and Paying Agent duly authorized for such purpose;



          (iv) deliver each Note (A) to the Placement Agent or its designated consignee, as applicable, no later than the Business Day prior to the Settlement Date, which delivery shall be against a date and time-stamped receipt from the Placement Agent or its designated consignee, as applicable, or (B) upon instructions of an Instructing Representative of the Company, to the
           Registered Holder; and


           (v) retain one copy of each Note for its records and send a copy of each such Note to the Company and the Placement Agent.


(d) Instructions regarding the completion of a Note given via the Issuing and Paying Agent's computerized note issuance system shall be entered as prescribed in the user documentation provided by the Issuing and Paying Agent, and all instructions, whether delivered by the Issuing and Paying Agent's computerized note issuance system, by telephone confirmed in writing, by facsimile transmission or in writing must be received by the Issuing and Paying Agent not later than 3:00 P.M., Chicago time, on the second Business Day next preceding the Settlement Date. As used in this Agreement, the term business Day" shall mean any day, other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York or Chicago, Illinois are generally authorized or obligated by law or executive order to close. Telephone instructions regarding completion of a Note shall be confirmed promptly in writing, by facsimile or other electronic transmission on the same day as given; provided, however, that the Issuing and Paying Agent is not required to delay in taking any action pending receipt of such written instructions.

    (e) Once the Issuing and Paying Agent has delivered
Notes to the Placement Agent or its designated consignee against a date and time-stamped receipt for payment, the Company shall bear the risk that the Placement Agent or designated consignee fails to remit payment for the Notes or return the same to the Issuing and Paying Agent. It is further understood that each delivery of Notes hereunder shall be subject to the rules of the New York Clearing House in effect at the time of such delivery.


    SECTION 5. Proceeds of Sale of the Notes. The Issuing and Paying Agent shall deliver the Notes to the Placement Agent on the Settlement Date as provided in Section 4(c)(iv) hereof. All proceeds which may be received by the Issuing and Paying Agent in payment for the Notes shall be transferred by wire transfer in immediately available funds or Clearing House (nextday) Funds, as applicable, and shall be credited to such account as the Company shall designate in writing.


    SECTION 6. Payments. Subject to the receipt of funds as provided in Section 11 hereof, interest payments shall be made, in the case of a Note, on each April 1 and October 1, unless otherwise specified on the face of such Note (in each case, an "Interest Payment Date"), commencing on the first such date following the issue date of the Note except as provided below, and, in each case, on the date of redemption or repayment, if any, and at maturity. If any Interest Payment Date, maturity date or date of redemption or repayment for any Note falls on a day that is not a Business Day, the related payment of principal, premium (if any) or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption or repayment, as the case may be. All such interest payments (other than interest due on the date of redemption or repayment, if any, or at maturity) shall be paid to the Registered Holder of such Note (or in respect of any particular Note, any Note evidencing all or a portion of the same debt evidenced by such particular Note, including any Note authenticated and delivered under Section 16 in lieu of a lost, stolen, mutilated or destroyed Note, any Note so evidencing the same debt being herein called a "Predecessor Note") at the close of business on the March 15 or September 15, as the case may be (whether or not a Business Day), immediately preceding the Interest Payment Date (each, a "Regular Record Date"). The Regular Record Date with respect to any Interest Payment Date other than April 1 or October 1 shall be the day specified (whether or not a Business
Day) on the face of such Note. Notwithstanding the foregoing, if a Note is issued between a Regular Record Date next preceding an Interest Payment Date and such Interest Payment Date, the first payment of interest on such Note shall be made on the next succeeding Interest Payment Date following the next succeeding Regular Record Date to the Registered Holder on the Regular Record Date immediately succeeding such first Interest Payment Date.


    Each Note shall accrue interest from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from and including its original issue date until the principal amount thereof has been paid or otherwise made available for payment.

    Interest on Notes (including payments for partial periods) shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. All interest payments on any Note (other than interest due on the date of redemption or repayment, if any, or at maturity) shall be made by check of the Issuing and Paying Agent mailed by the Issuing and Paying Agent to the Registered Holder of such Note (or a Predecessor Note) as of the immediately preceding Regular Record Date at the address of such Registered Holder set forth in the Note Register; provided, however, that upon receipt by the Issuing and Paying Agent of written instructions from the Registered Holder of Notes in an aggregate principal amount equal to or exceeding five million dollars (US $5,000,Q00) having the same Interest Payment Date, not less than fifteen (15) calendar days prior to an Interest Payment Date, the Issuing and Paying Agent shall make such interest payment by the transfer of immediately available funds to such account at a bank as the Registered Holder of such Notes shall have designated, provided that such bank has appropriate facilities therefor. If required by applicable law or instructed by the Company or any governmental agency that taxes or other governmental charges should be withheld, the Issuing and Paying Agent shall withhold any such taxes or other governmental charges on any payments made in connection with the Notes.


    SECTION 7. Payment of Principal. Upon the earlier of the date of redemption or repayment, if any, or maturity of any Note, the Issuing and Paying Agent shall pay, subject to the receipt of funds as provided in Section 11 hereof, and against presentation and surrender of such Note by the Registered Holder thereof at the office of the Issuing and Paying Agent, 311 West Monroe, 12th Floor, Chicago, Illinois 60606, attention Indenture Trust Division, the principal amount of such Note, together with accrued interest, if any, and premium, if any, due on the date of redemption or repayment or at maturity. Such payment shall be made in immediately available funds; provided, however, that if such payment is to be made by wire transfer, the Issuing and Paying Agent shall have received, at least two Business Days prior to such payment date, appropriate wire transfer instructions in writing from the Registered Holder. The Issuing and Paying Agent shall forthwith (i) cancel and may destroy each such Note, (ii) make appropriate entries in its records, and
(iii) send the Company a certificate of any such destruction on the date such canceled Note is destroyed.


    The Issuing and Paying Agent shall solicit from Registered Holders information or other reports or returns necessary or required by law or regulation in connection with any federal or, at the direction of the Company, state requirement to report information or withhold for taxes.

    SECTION 8. Designation of Accounts to Receive Payment.
A bank account of a Registered Holder may be designated to the Issuing and Paying Agent to receive payments of interest, premium, if any, and principal under Sections 6 and 7 hereof either (i) by an Authorized Representative or Instructing



Representative in the authorization instructions given by it to the Issuing and Paying Agent under Section 4(a) hereof in respect of a particular purchase of Notes, or (ii) in the event that the authorization instructions make no designation, or that the Registered Holder wishes to change a designation previously made, by written notice from such Registered Holder to the Issuing and Paying Agent. To be effective for any payment date, such written notice must be provided to the Issuing and Paying Agent not later than two Business Days prior to any payment date.

    SECTION 9. Information Regarding Amounts Due on
Interest Payment Dates_and at Maturity. The Issuing and Paying Agent shall, within five Business Days after the applicable Regular Record Date, furnish the Company with a list of interest payments to be made on the next Interest Payment Date for each Note and in total on all of the Notes (the "Record Date Statement") and the Issuing and Paying Agent shall provide to the Company by the fifteenth day of any month preceding a month in which any Note will mature a list of the principal, premium, if any, and accrued interest to be paid on the Notes maturing in the next succeeding month indicating, for each such Note the principal amount thereof, premium, if any, and accrued interest thereon to be paid at maturity and a list of the principal amount of each Note outstanding as of the date of such list (the "Maturity Schedule").

         SECTION 10. Other Information Regarding the Notes. If on any day on which Notes are issued or mature or are to be redeemed, the Issuing and Paying Agent's computerized note issuance system, if any, should be inoperative, the Issuing and Paying Agent shall prepare and forward by facsimile transmission to the Company as of the close of business on such day a written statement indicating by Note serial number and principal amount the Notes issued on such day and the aggregate principal amount of Notes outstanding at the close of business on such day. In all other instances, the Company, if possible, shall have access to such information via the Issuing and Paying Agent's computerized note issuance system.

         SECTION 11. Deposit of Funds. The Company shall, on each Interest Payment Date, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay all interest due on Notes for such Interest Payment Date and shall, on each date of redemption or repayment, if any, or maturity date of any Note, pay to the Issuing and Paying Agent an amount in immediately available funds sufficient to pay the principal of any such Note, and accrued and unpaid interest and premium, if any, to the date of redemption or repayment or the maturity date, as the case may be.


SECTION 12. Optional Redemption. In the event that any
Note or Notes permit the Company to redeem such Note or Notes at its option and the Company elects to redeem such Note or Notes, in whole or in part, the Company shall give written notice to the Issuing and Paying Agent of the principal amount, the redemption date and the redemption price of the Note or Notes to be so redeemed not less than 45 days nor more than 65 days prior to such redemption date. The Issuing and Paying Agent shall cause notice of redemption to be given not less than 30 nor more than 60 days prior to each redemption date in the name of and at the expense of the Company in the manner provided in the Note or Notes. Whenever less than all the Notes at any time outstanding are to be redeemed, the terms of the Notes to be so redeemed shall be selected by the Company, and the Company shall notify the Issuing and Paying Agent in writing of the terms of the Notes to be redeemed. If less than all the Notes of identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it.


    SECTION 13. Optional Repayment. In the event that any
Note or Notes permit the Registered Holder thereof to have such Note or Notes repaid by the Company at the Registered Holder's option and the Registered Holder elects to have such Note or Notes repaid, in whole or in part, the Note or Notes must be received, with a duly completed form entitled "Option to Elect Repayment," by the Issuing and Paying Agent at 311 West Monroe, 12th Floor, Chicago, Illinois 60606, attention Indenture Trust Division, or such other address as the Company shall from time to time notify the Registered Holders of the Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date (as defined in the Notes). Exercise of such repayment option by the Registered Holder of a Note or Notes shall be irrevocable with respect to such Note or Notes for which such repayment election is made.

         SECTION 14. Registration: Transfer.

    (a) The Issuing and Paying Agent shall maintain the definitive record on its own internal record keeping system in which it shall record the names, addresses, addresses for payment and taxpayer identification numbers of Registered Holders of Notes and details with respect to the issuance, transfer and exchange of Notes as appropriate (the "Note Register"). It is understood that the Note Register may be maintained on the Issuing and Paying Agent's computerized note issuance system, if available. At least monthly and upon request of the Company, the Issuing and Paying Agent shall forward a printed copy of the Note Register to the Company.


    (b) If any resale or other transfer of a Note is proposed to be made (i) to a "Qualified Institutional Buyer" as defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in a transaction which meets the requirements of Rule 144A, (ii) outside of the United States of America, its territories and possessions in an "offshore transaction" that meets the requirements of Regulation S promulgated under the 1933 Act, or
(iii) to an institutional accredited investor that is an "accredited investor" as defined in Rule 501(a)(1)-(3) promulgated under the 1933 Act (each such institutional accredited investor, an Institutional Accredited Investor"), the Issuing and Paying Agent shall not register the transfer of such Note unless (i) the Registered Holder thereof and the prospective purchaser have duly completed the Certificate of Transfer contained in such Note or a Bond Power substantially in the form of Exhibit C to the most recent Private Placement Memorandum of the Company relating to the offer and sale of the Notes (the "Bond Power") and (ii) the Issuing and Paying Agent has received the Note (and a Certificate of Transfer or Bond Power) at its offices at Harris Trust and Savings Bank, 311 West Monroe, 12th Floor, Chicago Illinois 60606, Attention: Indenture Trust Division or other such address which the Company shall from time to time notify the Registered Holders of the Notes.


    (c) If any resale or other transfer of a Note is proposed to be made to the Placement Agent or to the Company, a duly completed Certificate of Transfer or Bond Power is not required to be submitted to the Issuing and Paying Agent and the Issuing and Paying Agent shall register the transfer of such Note upon receipt of written instructions from the Placement Agent or the Company, as the case may be, to effect such resale or other transfer.


    (d) All Notes presented for the registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Issuing and Paying Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing. Subject to the conditions stated in this Section 14, the Issuing and Paying Agent shall register the transfer of any Note and complete, countersign and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations having the same aggregate principal amount and the same terms and provisions as the Note(s) surrendered for transfer, provided, however, that the Issuing and Paying Agent shall not be required to register the transfer of any Note or any portion thereof (i) which has been called for redemption or repayment during a period beginning at the opening of business fifteen (15) calendar days before the day of mailing of a notice of such redemption or repayment and ending at the close of business on the day of such mailing.


    (e) If a Note is presented for transfer other than between a Regular Record Date and a corresponding Interest Payment Date, the new Note shall be dated as of the last Interest Payment Date. If a Note is presented for transfer between a Regular Record Date and a corresponding Interest Payment Date, the new Note shall be dated as of such Interest Payment Date. If a Note is presented for transfer on an Interest Payment Date, the new Note shall be dated as of such Interest Payment Date. If no interest has been paid on a Note, the Note to be issued upon transfer shall be dated as of the date of the Note presented for transfer. If interest is overdue on a Note, the Note to be issued upon transfer shall be dated as of the last Interest Payment Date to which interest has been paid or duly provided for.


    (f) In the event of redemption under Section 12 hereof or repayment under Section 13 hereof of a Note in part only, a new Note for the unredeemed or unpaid portion thereof shall be issued by the Issuing and Paying Agent in the name of the Registered Holder thereof upon the surrender of the Note being redeemed or repaid in part.


    (g) In connection with any registration of transfer of Notes, the Company and the Issuing and Paying agent may require payment by the transferor of a sum sufficient to cover any applicable tax or other governmental charge.


    (h) The Company agrees (i) to make available such information required by Rule 144A under the 1933 Act to enable resales of each Note to be made pursuant to Rule 144A and (ii) it will otherwise use all reasonable efforts to ensure that such exemption remains available with respect to such Note. Further, the restrictions upon resales and other transfers of each Note, as set forth on such Note, may be modified from time to time, without the consent of but upon notice to the Registered Holder thereof, (x) to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or other transfer of restricted securities generally and (y) to accommodate the issuance, if any, of Notes in book-entry form and matters related thereto.


          SECTION 15. Persons Deemed Owners. The Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may deem and treat the Registered Holder of any Note as the absolute owner of such Note for the purpose of receiving payment of principal and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Issuing and Paying Agent nor any agent of the Company or the Issuing and Paying Agent, except as provided in this Section 15, shall be affected by any notice to the contrary.


    SECTION 16. Mutilated, LostL Stolen or Destroyed Notes.
In case any Note shail become mutilated, destroyed, lost or stolen, and upon the satisfaction by the applicant of the requirements of this Section for a substituted Note, the Company in its discretion may, upon the written request of the Registered Holder of such Note, execute, and upon the Company's request the Issuing and Paying Agent shall complete, countersign and deliver, a new Note having identical terms and provisions and a serial number not then outstanding, payable in the same principal amount, of like tenor, dated the same date in exchange and in substitution for the mutilated Note or in lieu of and in substitution for the Note destroyed, lost or stolen. In each such case, the applicant for a substituted Note shall furnish to the Company and to the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In the case of the mutilation of a Note, the applicant for a substituted Note shall surrender such mutilated Note to the Company or to the Issuing and Paying Agent for cancellation thereof. The Issuing and Paying Agent is authorized to complete and countersign any such substitute Note and deliver the same upon the written request or authorization of any Instructing Representative. Upon the issuance of any substitute Note, the Company and the Issuing and Paying Agent may require the payment by the Registered Holder thereof of a sum sufficient to cover any fees and expenses in connection therewith. In case any Note shall become mutilated or be destroyed, lost or stolen after the stated maturity date thereof or within 30 calendar days of the stated maturity date thereof or the date of redemption or repayment thereof, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) upon compliance by the Registered Holder thereof with the provisions of this
Section 16. All applications under this Section shall be processed by the Issuing and Paying Agent and the Issuing and Paying Agent shall record on the Note Register the cancellation of any original Notes (whether or not physically surrendered to the Issuing and Paying Agent) and the reissuance of Notes in substitution therefor due to mutilation, destruction, loss or theft.


    SECTION 17. Return of Unclaimed Funds. Any moneys deposited by the Company with the Issuing and Paying Agent for the payment of the principal of, or interest or premium, if any, on any Notes, and remaining unclaimed at the end of 90 calendar days after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or upon repayment or otherwise) shall then be repaid to the Company by the Issuing and Paying Agent, and upon such repayment all liability of the Issuing and Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation which the Company may have to pay the principal of or interest or premium, if any, on any Notes as the same shall become due. The Registered Holder of any Notes to which such deposit related shall, after repayment to the Company of such deposit pursuant to this Section 17, look only to the Company for the payment of principal, interest or premium, if any, to which such deposit shall have related.


    SECTION 18. Resignation or Removal of Issuing and
Paying Agent. The Issuing and Paying Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its resignation shall become effective; provided, however, that such date shall not be less than 90 days after receipt of such notice by the Company. The Issuing and Paying Agent may be removed at any time without cause by written notice delivered to the Issuing and Paying Agent signed by an Instructing Representative and specifying such removal and the date when such removal is intended to become effective; provided, however, that such date shall not be less than 90 days after receipt of such notice by the Issuing and Paying Agent. Such resignation or removal shall take effect on the date of the appointment by the Company of a successor agent and the acceptance of such appointment by such successor Issuing and Paying Agent. Upon the effectiveness of such resignation or removal, the Issuing and Paying Agent shall transfer to the successor Issuing and Paying Agent any moneys and unissued Notes held by it. In the event of resignation by the Issuing and Paying Agent, if a successor agent has not been appointed by the Company by the date as of which the resignation of the Issuing and Paying Agent is to be effective, as set forth in the resignation notice referred to above, the Issuing and Paying Agent may, at the expense of the Company, petition any court of competent jurisdiction for appointment of a successor Issuing and Paying Agent. Any successor Issuing and Paying Agent so appointed by such court shall immediately and without further act be superseded by any successor Issuing and Paying Agent appointed as provided above within one year from the date of the appointment by such court.

    SECTION 19. Reliance on Instructions. The Issuing and
Paying Agent shall incur no liability to the Company in acting hereunder upon any instructions, notices, requests, directions, certificates, consents, reports, statements or other instrument, paper, document or communication contemplated hereby which the Issuing and Paying Agent believed in good faith to have been properly given.


    SECTION 20. Cancellation of Unissued Notes. Promptly upon the written request of the Company, the Issuing and Paying
Agent shall cancel and destroy all unissued Notes in its possession and issue a certificate of destruction to the Company.


    SECTION 21. Representations and Warranties of the
Company. Each instruction given to the Issuing and Paying Agent in accordance with Section 4 hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Company that the issuance and delivery of the Notes have been duly and validly authorized by the Company and that the Notes, when completed, executed, countersigned and delivered pursuant hereto, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


    SECTION 22. Fees. The Company agrees to pay the compensation of the Issuing and Paying Agent at such rates as shall be agreed upon from time to time in writing and to reimburse the Issuing and Paying Agent for its out-of-pocket expenses (including reasonable legal fees and expenses), disbursements and advances incurred or made in accordance with any provisions of this Agreement. The obligations of the Company to the Issuing and Paying Agent pursuant to this Section shall survive the resignation or removal of the Issuing and Paying Agent and the satisfaction or termination of this Agreement.

         SECTION 23. Notices.

          (a) All communications by or on behalf of the Company relating to the issuance, transfer, exchange, completion, delivery or payment of the Notes or interest thereon shall be directed to the Issuing and Paying Agent at its address set forth in subsection
    (b)(ii) hereof. The Company shall send all Notes to be completed, countersigned and delivered by the Issuing and Paying Agent to such address (or such other address as the Issuing and Paying Agent shall specify in writing to the Company). The Issuing and Paying Agent shall advise the Company from time to time of the individuals generally responsible for the administration of this Agreement.


    (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be deemed to have been duly given, if mailed by first class mail, postage prepaid, three days after deposit in the U.S. mail, or, if transmitted by facsimile or other similar means, upon confirmation of receipt. Notice and other communications shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

(i) If to the Company:


                    St. Joseph Light & Power Company
   520 Francis Street
   P.O. Box 998
   St. Joseph, MO 64502-0998
   Attention: Vice President-Finance
   Telephone: (816) 233-8888
   Facsimile: (816) 387-6332

(ii) If to the Issuing and Paying Agent:


                     Harris Trust and Savings Bank
    311 West Monroe Street
    12th Floor
    Chicago, Illinois 60606
    Attention: Indenture Trust Division
    Facsimile: (312) 461-3525

    SECTION 24. Information Furnished by the Issuing and
Paying Agent. The Issuing and Paying Agent shall provide the Company, on any day on which a Note is issued, notification of all issuances of Notes on such day. The Issuing and Paying Agent shall send by first-class mail to the Company, at its address set forth in Section 23 hereof, a copy of each Note issued on such day. In addition, upon the reasonable request of the Company, given at any time and from time to time, the Issuing and Paying Agent shall promptly provide the Company with information with respect to the Notes issued hereunder to the extent such information is reasonably available.


    SECTION 25. Certain Notices. Promptly upon its becoming aware of (i) the occurrence and continuance of an event of default under the Notes (after any applicable grace period) and
(2) if applicable, the curing of such event of default, the Company shall instruct the Issuing and Paying Agent to notify the Registered Holders of the Notes as to such occurrence. Upon receipt of such written instructions in respect of the occurrence of such event of default, the Issuing and Paying Agent shall promptly mail to all Registered Holders of Notes, at the addresses of such Registered Holders as they appear in the Note Register, notice of such event of default, unless the Company shall have notified the Issuing and Paying Agent that such event of default shall have been cured before the giving of such notice by the Issuing and Paying Agent. Nothing herein shall be construed as obligating the Issuing and Paying Agent to investigate the occurrence or existence of any event of default or curing thereof.


         SECTION 26. Liability.

    (a) Neither the Issuing and Paying Agent nor its directors, officers or employees shall be liable to the Company for any act or omission hereunder except in the case of gross negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its directors, officers and employees shall be determined by the express provisions of this Agreement, and they shall not be liable, except for the gross negligence or willful misconduct in the performance, or failure to perform, of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its directors, officers or employees shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) has been duly authorized (provided that the Issuing and Paying Agent in good faith has determined that the facsimile or manual signature of the Authorized Representative or Instructing Representative reasonably resembles the specimen signatures filed with the Issuing and Paying Agent) or is in compliance with any other agreement to which the Company is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement) and the Issuing and Paying Agent and each of its officers and employees shall be entitled to rely upon any instructions, notices, requests, directions, certificates, consents, reports, statements, or other instrument, paper, document or communication reasonably believed (in accordance with Section 19 hereof) by the Issuing and Paying Agent and its officers and employees to be given on behalf of the Company by an Authorized Representative or by an Instructing Representative, whether or not in fact given by the Authorized Representative or such an Instructing Representative.

    (b) In acting under this Agreement, and in connection with the Notes, the Issuing and Paying Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Notes.


    (c) The Issuing and Paying Agent may, upon approval by the Company, which approval shall not be unreasonably withheld, consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the advice of such counsel.


    (d) The Issuing and Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been signed by the proper parties.


    (e) The Issuing and Paying Agent shall not incur any liability with respect to the validity of any of the Notes.


    (f) The Issuing and Paying Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.


    SECTION 27. Indemnification. The Company agrees to indemnify and hold harmless the Issuing and Paying Agent, its directors, officers, employees and agents from and against all liabilities (including liability for penalties), losses, claims, damages, actions, suits, judgments, costs, demands and expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions taken or omitted to be taken by the Issuing and Paying Agent in good faith in connection with its performance under this Agreement or the issuance, delivery, payment or non-payment of any Note or interest or premium thereon, or other receipt or other funds for the payment of the Notes or interest or premium thereon except to the extent they are caused by the gross negligence or willful misconduct of the Issuing and Paying Agent, its officers or employees, in which case, the Issuing and Paying Agent shall be liable for any liabilities (including liabilities for penalties), losses, claims, damages, actions, suits, judgments, costs, demands and expenses (including reasonable legal fees and expenses) in connection therewith. This indemnity shall survive the resignation or removal of the Issuing and Paying Agent and the satisfaction or termination of this Agreement.


    Each indemnified party shall give prompt notice to the Company of any action commenced against it in respect of which indemnity may be sought hereunder. An indemnifying party shall have no liability for indemnity hereunder with respect to an action commenced against an indemnified party where such indemnified party failed to give notice to an indemnifying party of such action; provided, however, failure so to notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to assume the defense of any such action with counsel satisfactory to the indemnified party, provided the indemnified party shall have the right prior to the employing of any counsel by the Company in connection with its assumption of such defense to consent to any such counsel, which consent shall not be unreasonably withheld, and provided further that if any indemnified party is advised in an opinion of counsel for such indemnified party that there may be legal defenses available to such indemnified party which are adverse to or in conflict with those available to the Company, the Company shall not have the right to assume the defense of such action, but shall be responsible for the reasonable fees and expenses of counsel retained by the indemnified party and consented to by the Company, which consent shall not be unreasonably withheld. The Company may participate at its own expense in the defense of such action. In no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything herein to the contrary, the Company shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld.


    SECTION 28. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto and the Registered
Holders of Notes and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.


    SECTION 29. Federal Income Taxes. The Issuing and
Paying Agent shall comply with all Federal income tax information reporting and withholding requirements (including, without limitation, obtaining appropriate certification and remitting the same to the Company) with respect to payments of interest (including original issue discount) on the Notes. At the time of the original issuance of any Note, the Company shall provide the Issuing and Paying Agent with all information required to comply with this Section 29, including the amount of original issue discount, if any, for each Note.

    SECTION 30. Governing Law. This Agreement is to be delivered and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois applicable to contracts made and performed in said State.


    SECTION 31. Notes Held by the Issuing and Paying
Agent. The Issuing and Paying Agent, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as the Issuing and Paying Agent.


    SECTION 32. Amendments. This Agreement may be amended from time to time by any instrument signed by the parties hereto, but any such amendment (other than amendments permitted by Section 14(h)) will not adversely affect the rights of a Registered Holder of Notes issued prior to the date of any such amendment.

    In addition, the Issuing and Paying Agent hereby agrees, for the benefit of the Company and the Placement Agent, that it shall enter into such amendments or supplements to this Agreement, and shall consent to such amendments or supplements to the Notes, as the Company may reasonably request in order to effect the changes contemplated in the Company's Private Placement Memorandum dated November 19, 1993 with respect to the Notes concerning (1) changes in applicable law, regulation or practice regarding the restrictions on and procedures for resales and other transfers of the Notes or (2) to accommodate the issuance, if any, of the Notes in book entry form; provided that the form of all such amendments or supplements shall be reasonably satisfactory to the Agent.

    SECTION 33. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    SECTION 34. Merger. Consolidation or Sale of Business by the Issuing and Paying Agent. Any corporation into which the Issuing and Paying Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Issuing and Paying Agent may be a party, or any corporation to which the Issuing and Paying Agent may sell or otherwise transfer all or substantially all of its assets and business, shall, to the extent permitted by applicable law, become the Issuing and Paying Agent under this Agreement without the execution or filing of any paper or any further act by the parties hereto. Notice in writing of any such merger, consolidation or sale shall be given to the Company.


              SECTION 35. Complete Agreement. This Agreement embodies the entire understanding between the parties hereto and supersedes all prior arrangements and understandings relating to the subject matter hereof.


    SECTION 36. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind the respective successors and assigns of the parties hereto, whether so expressed or not; provided, however, this Section 36 shall not by itself authorize any delegation of duties by the Issuing and Paying Agent or any assignment other than any assignment expressly permitted by the terms of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the day and year first above written.


ST. JOSEPH LIGHT & POWER COMPANY

By:
Name:
HARRIS TRUST AND SAVINGS BANK,
As Issuing and Paying Agent

By: Larry J. Stoll
Title: Vice-President of Finance

Harris Trust and Savings Bank
As Issuing and Paying Agent
C. Potter
Assistant Vice President



 Exhibit A


                 FORM OF FIXED RATE MEDIUM TERM NOTE
THIS MEDIUM-TERM NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND SALES HEREOF MAY BE MADE ONLY TO INSTITUTIONAL ACCREDITED INVESTORS THAT ARE "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a)(1)-(3) PROMULGATED UNDER THE 1933 ACT ("INSTITUTIONAL ACCREDITED INVESTORS") APPROVED BY DEAN WITTER REYNOLDS INC. (THE "PLACEMENT AGENT") AND ST. JOSEPH LIGHT & POWER COMPANY (THE "COMPANY").


THIS NOTE WILL INITIALLY BEAR LEGENDS ("RESTRICTIVE LEGENDS")

SETTING FORTH THE FOLLOWING REPRESENTATIONS AND RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE. BY ITS ACCEPTANCE OF THIS NOTE BEARING A RESTRICTIVE LEGEND, THE PURCHASER WILL BE DEEMED (A) TO HAVE REPRESENTED TO THE COMPANY AND THE PLACEMENT AGENT THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO MUST BE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE PURCHASER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE DISTRIBUTION THEREOF, AND (B) TO HAVE AGREED THAT, SO LONG AS THIS NOTE BEARS A RESTRICTIVE LEGEND, ANY RESALE OR OTHER TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE MADE ONLY (i) TO THE PLACEMENT AGENT, (ii) TO A "OUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A ("RULE 144A") PROMULGATED UNDER THE 1933 ACT IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A, (iii) OUTSIDE OF THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS IN AN "OFFSHORE TRANSACTION" THAT MEETS THE REQUIREMENTS OF REGULATION S PROMULGATED UNDER THE 1933 ACT ("REGULATION S"), (iv) TO THE COMPANY OR (v) IN ALL OTHER CASES, TO AN INSTITUTIONAL ACCREDITED INVESTOR. ANY RESALE OR OTHER TRANSFER DESCRIBED IN CLAUSE (ii),
(iii) OR (v) REQUIRES THE SUBMISSION TO THE ISSUING AND PAYING AGENT REFERRED TO HEREIN OF A DULY COMPLETED CERTIFICATE OF TRANSFER INCLUDED IN THIS NOTE OR A BOND POWER IN THE FORM ATTACHED AS EXHIBIT C TO THE MOST RECENT PRIVATE PLACEMENT MEMORANDUM OF THE COMPANY RELATING TO THE OFFER AND SALE OF THE COMPANY'S MEDIUM-TERM NOTES. ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF THIS NOTE OR ANY INTEREST HEREIN WHICH IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL NOT BE RECOGNIZED BY THE COMPANY. SUBJECT TO THE RIGHT OF THE COMPANY TO REQUIRE AN OPINION OF THE HOLDER'S COUNSEL, SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH RESTRICTIONS ARE NO LONGER REQUIRED UNDER THE 1933 ACT, A NOTE


    WHICH IS NO LONGER SUBJECT TO THE RESTRICTIONS ON RESALES OR OTHER TRANSFERS ARISING UNDER THE 1933 ACT WITH RESPECT TO PRIVATELY PLACED SECURITIES (WHETHER BY VIRTUE OF RULE 144 PROMULGATED UNDER THE 1933 ACT OR OTHERWISE) MAY BE SURRENDERED TO THE ISSUING AND PAYING AGENT FOR A NEW NOTE OR NOTES NOT BEARING A RESTRICTIVE LEGEND.


THIS NOTE AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE ISSUING AND PAYING AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF BUT UPON NOTICE TO THE REGISTERED HOLDER OF THIS NOTE SENT TO SUCH HOLDER'S REGISTERED ADDRESS, (i) TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION, INCLUDING RULE 144A AND REGULATION S (OR THE INTERPRETATION THEREOF), OR IN PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY AND (ii) TO ACCOMMODATE THE ISSUANCE, IF ANY, OF THIS NOTE IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY OR OTHERWISE. EACH HOLDER OF THIS NOTE SHALL BE DEEMED, BY ITS ACCEPTANCE OF THIS NOTE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON SUCH HOLDER AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTE OR NOTES ISSUED IN EXCHANGE OR SUBSTITUTION FOR THIS NOTE WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).



                           ST. JOSEPH LIGHT & POWER COMPANY

                                  Medium Term Note

                                     (Fixed Rate)


   ST. JOSEPH LIGHT & POWER COMPANY, a Missouri corporation
(the "Company", which term includes any successor corporation permitted by the terms hereof), for value received, hereby promises to pay to , or registered assigns, the principal amount specified above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment.


    Unless otherwise specified on the face hereof, the Company shall pay interest on each Interest Payment Date specified above commencing on the first Interest Payment Date next succeeding the Original Issue date specified above, unless the Original Issue Date occurs between a Regular Record Date specified above and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next Regular Record Date to the Registered Holder (as defined below) of this Note on such next Regular Record Date, and on the Stated Maturity Date, or any Redemption Date or Holder's Optional Repayment Date (in each case as defined on the reverse hereof) (each such stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being referred to hereinafter as a "Maturity Date" with respect to principal repayable on such date). Interest on this Note shall accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from and including the Original Issue Date specified above, until the principal amount hereof has been paid or otherwise made available for payment. If a Maturity Date or an Interest Payment Date falls on a day that is not a Business Day (as defined below), principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due, and no interest shall accrue with respect to the amount so payable for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable or duly provided for on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the "Reaistered Holder") at the close of business on the Regular Record Date for such Interest Payment Date. The "Reaular Record Date" with respect to any April 1 or October 1 Interest Payment Date shall be the March 15 or September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date. The "Regular Record Date" with respect to any Interest Payment Date other than April 1 or October 1 shall be the day specified above (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date; Drovided, however, that interest payable on any Maturity Date shall be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Dav" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York or Chicago, Illinois are generally authorized or obligated by law or executive order to close.


    Payment of the principal of, interest on and premium, if any, with respect to this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.


    The principal of, and premium, if any, and interest on this Note which is due on any Maturity Date, will be paid against presentation of this Note by the Registered Holder hereof at the office of the Issuing and Paying Agent (as defined below), Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Division, or at such other office or agency as shall be designated in writing to the Registered Holder hereof. The Registered Holder will be entitled to payment in immediately available funds, provided this
Note is presented to the Issuing and Paying Agent in accordance with the procedures set forth on the reverse hereof under the caption Presentation of Note for Payment".

    Payment of interest on any Interest Payment Date other than a Maturity Date will be made by check mailed to the address of the Registered Holder hereof as of the immediately preceding Regular Record Date at such address as shall appear in the Note Register (as defined on the reverse hereof); Drovided, however, that upon receipt by the Issuing and Paying Agent of written instructions from the Registered Holder hereof of an aggregate principal amount of Notes, including this Note, equal to or exceeding $5,000,000 having the same Interest Payment Date, not less than fifteen (15) calendar days prior to such Interest Payment Date, the Issuing and Paying Agent shall make such payment of interest by the transfer of immediately available funds to such account at such bank as the Registered Holder hereof shall have designated, provided that such bank has appropriate facilities therefor. The Issuing and Paying Agent has agreed to comply with all Federal income tax information reporting and withholding requirements (including, without limitation, obtaining appropriate certifications and remitting the same to the Company) with respect to payments of interest (including original issue discount) on this Note.


              Neither the Company nor the Issuing and Paying Agent shall be obligated to register any transfer of this Note not made in compliance with the restrictions set forth above, on the reverse hereof and in the Issuing and Paying Agency Agreement referred to on the reverse hereof.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.


    Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent under the Issuing and Payment Agency Agreement referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile.


  AT. JOSEPH LIGHT & POwER COMPANY


By:
   Authorized Signatory

CERTIFICATE OF AUTHENTICATION: This
is one of the Notes issued under the
Issuing and Paying Agency Agreeme
referred to on the reverse hereof.


Dated:


Harris Trust and Savings Bank,
as Issuing and Paying Agent


By:

Authorized Officer



                         FORM OF REVERSE


                  ST. JOSEPH LIGHT & POWER COMPANY
                        MEDIUM TERM NOTE
                         (fixed rate)


    This Note is one of a duly authorized issue of the Company's Medium-Term Notes with a Stated Maturity Date of one year to 30 years from the date of issue (the "Notes"). The Notes are to be issued under the Issuing and Paying Agency Agreement, dated as of November 19, 1993 (the "Issuing and Paying Aaency Agreement"), between the Company and Harris Trust and Savings Bank, as Issuing and Paying Agent (the "Issuina and Patina Agent, n which term includes any successor Issuing and Paying Agent under the Issuing and Paying Agency Agreement). Reference is hereby made to such Issuing and Paying Agency Agreement and all amendments thereto for a statement of the respective rights thereunder of the Company, the Issuing and Paying Agent and the Registered Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The
Issuing and Paying Agency Agreement may be amended or replaced after the Original Issue Date specified above from time to time in accordance with the terms thereof, but any such amendment or replacement shall not affect the rights of the Registered Holder hereof. In acting under the Issuing and Paying Agency Agreement, the Issuing and Paying Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for any of the beneficial owners or Registered Holders of Notes, except that any funds held by the Issuing and Paying Agent for payment on this Note shall be held in trust as provided in the Issuing and Paying Agency Agreement. The terms of individual Notes may vary with respect to interest rates, issue dates, maturity dates, redemption, repayment and otherwise.


    This Note has been issued by the Issuing and Paying
Agent on behalf of the Company pursuant to the Issuing and Paying Agency Agreement. Copies of the Issuing and Paying Agency Agreement and related documents are on file at the office of the Issuing and Paying Agent specified on the face hereof and are available for inspection during normal business hours at such office.

    This Note shall not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the following provisions, shall not be redeemable or repayable prior to its Stated Maturity Date.


    If so provided on the face of this Note, this Note may be redeemed by the Company on any date on and after the Initial
Redemption Date, if any, specified on the face hereof. If no



Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 principal amount (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the Interest Rate specified on the face hereof, to, but excluding, the date of redemption (each such date, a "Redemption Date"), on written notice given by the Company to the Registered Holder not less than 30 nor more than 60 calendar days prior to the Redemption Date. Whenever less than all the Notes at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Company. If less than all the Notes of identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Registered Holder hereof upon the surrender hereof.


    The "Redemption Price" shall initially be the Initial Redemption Percentage, if any, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.


    This Note may be subject to repayment at the option of the Registered Holder hereof on any Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Holder's Optional Repayment Date or Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Registered Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in increments of S1, ooo principal amount (provided that any remaining principal hereof shall be at least $100,000) at the option of the Registered Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon at the Interest Rate specified on the face hereof, to, but excluding, the date of repayment. For this Note to be repaid in whole or in part at the option of the Registered Holder hereof, this Note must be received, with the duly completed form below entitled "Option to Elect Repayment," by the Issuing and Paying Agent at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Indenture Trust Division, or such other address as the Company shall from time to time notify the Registered Holders of the Notes, not less than 30 nor more than 60 calendar days prior to a Holder's optional Repayment Date. Exercise of such repayment option by the Registered Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Registered Holder hereof upon the surrender hereof.


              Interest on this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.


         This Note, and any Note or Notes issued upon transfer or-exchange hereof, may be issued only in fully registered form, without coupons, in minimum denominations of $100,000 principal amount at the Stated Maturity Date and in integral multiples of $1,000 in excess thereof.


    The Issuing and Paying Agent shall maintain the Note
Register on its own internal registration record-keeping system. The term "Note Register" shall mean the definitive record in which shall be recorded the names, addresses, addresses for payment and taxpayer identification numbers of Registered Holders of the Notes and details with respect to the issuance, transfer and exchange of Notes as appropriate. If any resale or other transfer of this Note is proposed to be made (i) to a Qualified Institutional Buyer" as defined in Rule 144A ("rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in a transaction which meets the requirements of Rule 144A, (ii) outside of the United States of America, its territories and possessions in an "offshore transaction" that meets the requirements of Regulation S promulgated under the 1933 Act, or
(iii) to an institutional accredited investor that is an "accredited investor" as defined in Rule 501(a)(1)-(3) promulgated under the 1933 Act (each such institutional accredited investor, an "Institutional Accredited Investor"), the Issuing and Paying Agent shall not register the transfer of this Note unless the Registered Holder hereof and the prospective purchaser have duly completed the Certificate of Transfer below or a Bond Power substantially in the form of Exhibit C to the most recent Private Placement Memorandum of the Company relating to the offer and sale of the Notes (the "Bond Power") and the Issuing and Paying Agent has received this Note (and a Certificate of Transfer or Bond Power) at its offices at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention:
Indenture Trust Division, or such other address as the Company shall from time to time notify the Registered Holders of the Notes. If any resale or other transfer of this Note is proposed to be made to Dean Witter Reynolds Inc. (the "Placement Agent") or to the Company, a duly completed Certificate of Transfer or Bond Power is not required to be submitted to the Issuing and Paying Agent and the Issuing and Paying Agent shall register the transfer of this Note upon receipt of written instructions from the Placement Agent or the Company, as the case may be, to effect such resale or other transfer.


    The Company agrees (i) to make available upon request of the Registered Holder hereof or any prospective transferee, such information required by Rule 144A under the 1933 Act to enable resales of this Note to be made pursuant to Rule 144A and (ii) it shall otherwise use reasonable efforts to ensure that such exemption remains available with respect to this Note. Further, the restrictions on and procedures for resales and other transfers of this Note, as set forth on this Note, may be modified from time to time, without the consent of but upon notice to the Registered Holder hereof, (i) to reflect any change in applicable law or regulation, including Rule 144A and Regulation S (or the interpretation thereof), or in practices relating to the resale or other transfer of restricted securities generally and (ii) to accommodate the issuance, if any, of this Note in book-entry form. The holder of this Note shall be deemed, by its acceptance of this Note, to have agreed to any such modification (each of which shall be conclusive and binding on such holder and all future holders of this Note and any Note or Notes issued in exchange or substitution for this Note whether or not any notation thereof is made hereon). In the event that a depositary provides for book-entry settlements and clearance for privately placed medium-term notes, the Company may elect, upon not less than 30 days' prior written notice mailed to the Registered Holder hereof at its registered address, to permit such holder to exchange this Note for Notes in book-entry form. The manner of any such exchange will be described in such notice.


    This Note, if presented for registration of transfer, shall be duly endorsed or shall be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Issuing and Paying Agent, duly executed by the Registered Holder hereof or its attorney duly authorized in writing. Subject to the conditions stated herein, the Issuing and Paying Agent shall register the transfer of this Note and complete, countersign and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations having the same aggregate principal amount and the same terms and provisions as set forth herein; provided, however, that the Issuing and Paying Agent shall not be required to register the transfer of this Note or any portion hereof that has been called for redemption or repayment during a period beginning at the opening of business fifteen (15) calendar days before the day of mailing of a notice of such redemption or repayment and ending at the close of business on the day of such mailing. If this Note is presented for transfer other than between a Regular Record Date and a corresponding Interest Payment Date, the new Note shall be dated as of the last Interest Payment Date. If this Note is presented for transfer between a Regular Record Date and a corresponding Interest Payment date, the new Note shall be dated as of such Interest Payment Date. If this Note is presented for transfer on an Interest Payment Date, the new Note shall be dated as of such Interest Payment Date. If no interest has been paid on this Note, the Note to be issued upon transfer shall be dated as of the Original Issue Date of this Note. If interest is overdue on this Note, the Note to be issued upon transfer shall be dated as of the last Interest Payment Date to which interest has been paid or duly provided for.


              In connection with any registration of transfer of this Note, the Company and the Issuing and Paying Agent may require payment by the Registered Holder hereof of a sum sufficient to cover any applicable tax or other governmental charge.


         The Company and the Issuing and Paying Agent may deem and treat the Registered Holder hereof as the absolute owner of this Note for the purpose of receiving payments of the principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue, and neither the Company nor the Issuing and Paying
    Agent, except as provided herein, shall be affected by notice to the contrary.


    In case this Note shall become mutilated, destroyed, lost or stolen, the Company in its discretion may, upon the written request of the Registered Holder hereof, execute and, upon the Company's request, the Issuing and Paying Agent shall complete, countersign and deliver, a new Note having identical terms and provisions and a serial number not then outstanding, payable in the same principal amount, of like tenor, dated the same date in exchange and in substitution for the mutilated Note or in lieu of and in substitution for the Note destroyed, lost or stolen. In each such case, the applicant for a substituted Note shall furnish to the Company and the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of this Note and of the ownership hereof. The Issuing and Paying Agent is authorized to complete and countersign any such substituted Note and deliver the same upon written request or authorization of any authorized representative of the Company or person designated in writing to issue instructions by such authorized representative of the Company. Upon the issuance of any substituted Note, the Company and the Issuing and Paying Agent may require the payment by the Registered Holder hereof of a sum sufficient to cover any fees and expenses connected therewith. In case this Note shall become mutilated or be destroyed, lost or stolen, after the Stated Maturity Date hereof or within 30 calendar days of redemption or any Maturity Date hereof, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same
(without surrender hereof except in the case of a mutilated Note) upon compliance by the Registered Holder hereof with the provisions herein. The Issuing and Paying Agent shall record on the Note Register the cancellation of any original Notes (whether or not physically surrendered to the Issuing and Paying Agent) and the reissue of Notes in substitution therefor due to mutilation, destruction, loss or theft.


    So long as this Note is outstanding, the Company shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any person unless (i) either the Company shall be the resulting or surviving entity or the resulting or surviving entity is a corporation organized and existing under the laws of the United States of America, a state thereof or the District of Columbia that expressly assumes all of the obligations of the Company under the Notes (in which case all such obligations of the Company under the Notes shall terminate upon the assumption of such obligations by such successor), and
(ii) immediately before and immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting or surviving entity as a result of such transaction as having been incurred by the resulting or surviving entity at the time of such transaction) no event of default (as defined below) shall have occurred and be continuing which with the passing of time or the giving of notice or both would allow the Registered Holder of any Note to accelerate the maturity of such Note.


    The Registered Holder of this Note may, by notice in writing to the Company, accelerate the maturity of this Note upon the occurrence of one or more of the following events:


    (a) default in the payment of any interest upon any of the Notes as and when the same becomes due and payable and continuance of such default for a period of 60 calendar days; or


    (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or otherwise and continuance of such default for a period of two Business Days; or

    (c) a decree or order by a court having jurisdiction shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code (Title 11, U.S. Code) or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 120 calendar days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 120 calendar days; or


               (d) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against the Company, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Code
    (Title 11, U.S. Code) or any other similar applicable
    Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or


               (e) the Company shall fail to perform or observe any other term, covenant or agreement contained in such Note to be performed or observed by it and any such failure shall continue and remain unremedied for at least 60 calendar days after written notice, specifying such failure and requesting the Company to remedy such failure, shall have been received by the Company from the Registered Holders of at least 25% in aggregate principal amount of the Notes outstanding affected thereby; or

    (f) the Company shall default in the payment when due
(subject to any applicable grace period), whether at stated maturity or otherwise, of any principal of or interest on (howsoever designated) any indebtedness for borrowed money of, or guaranteed by, the Company in the aggregate principal amount of $10 million or more, whether such indebtedness now exists or shall hereafter be created, which default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; provided, however, that if any such acceleration shall subsequently be rescinded or annulled (including through the discharge of the accelerated indebtedness) prior to the obtaining of any judgment or decree for the payment of any money due on such Note or the actual payment of money due on such Note, any acceleration of such Note consequent solely on such other acceleration shall likewise be deemed rescinded or annulled without further action on the part of the Registered Holder.

Upon the occurrence of any event described above (subject to any applicable grace period) (an "event of default"), the Company shall promptly instruct the Issuing and Paying Agent in writing to notify the Registered Holder of this Note as to such occurrence. Upon receipt of any such written instruction in respect of the occurrence of any such event of default, the Issuing and Paying Agent shall promptly mail to all Registered Holders of Notes such written notice of such event of default, unlesss in the case of any such event of default the Company shall have notified the Issuing and Paying Agent in writing that such event of default shall have been cured before the mailing of such written notice by the Issuing and Paying Agent.


    All notices to the Company under this Note shall be in writing and addressed to the Company at 520 Francis Street, P.O.
Box 998, St. Joseph, MO 64502-0998, Attention: Vice
PresidentFinance or to such other address as the Company may notify the Registered Holder of this Note.


              Any action by the Registered Holder of this Note shall bind all future Registered Holders of thin Note, and of any Note or Notes issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company or the Issuing and Paying Agent in pursuance of such action.


              Any moneys deposited by the Company with the Issuing and Paying Agent for the payment of the principal of, or interest or premium, if any, on any Notes, and remaining unclaimed at the end of 90 calendar days after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or upon repayment or otherwise) shall then be repaid to the Company by the Issuing and Paying Agent, and upon such repayment all liability of the Issuing and Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation which the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due. The Registered Holder of any Notes to which such deposit related shall, after repayment to the Company of such deposit, look only to the Company for the payment of principal, interest or premium, if any, to which such deposit shall have related.


    No provision of this Note or of the Issuing and Paying
Agency Agreement shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the manner and the coin or currency, herein prescribed.


    The Issuing and Paying Agency Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and performed in Illinois and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments entered into and performed in New York.


    All terms not otherwise defined herein which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

                                 A-14
                    PRESENTION OF NOTE FOR PAYMENT


    Presentation
    of Note at
    Maturity or
    upon
    Redemption

         The principal amount of, and premium, if any, and interest on this Note due at the Stated Maturity Date, or upon earlier redemption hereof, will be paid against presentation of this Note by the Registered
    Holder hereof at the offices of the Issuing and Paying
    Agent at:


              Harris Trust and Savings Bank 311
              West Monroe Street, 12th Floor
              Chicago, Illinois 60606 Attention:
              Indenture Trust Division


              The Registered Holder shall not be entitled to receive such payment in immediately available funds unless the following conditions are met:


(1) the Registered Holder has provided in writing wire transfer instructions to the Issuing and Paying Agent at the address specified above or by telecopy at 312/461-3525;
               Attention: Indenture Trust Division;


(2) the wire transfer instructions are received by the Issuing and
               Paying Agent no later than the second Business Day prior to the date any such payment is due; and


(3) the bank specified to receive such transfer has appropriate facilities therefor.


Presentation of Note for Holder's Optional Repayment


    This Note must be presented to the Issuing and Paying
Agent at its address set forth above not less than 30 nor more than 60 calendar days prior to the Holder's Optional Repayment Date, if any, specified on the face hereof with the "Option to Elect Repayment" form below duly completed. The Registered Holder may receive payment for this Note in immediately available fund, provided that the conditions set forth above have been satisfied.

Alternate Manner for Delivering Note

    The Registered Holder hereof may deliver this Note to Harris Trust Company of New York (the "Drop Agent") (or at such other office or agency of the Company as the Company shall designate in writing to the Registered Holder of this Note) for forwarding to the Issuing and Paying Agent at the address of the Drop Agent set forth below:



Harris Trust Company of New York
77 Water Street, 4th Floor New
York, New York 10005 Attention:
Drop Facility


    To provide for timely presentation of this Note to the Issuing and Paying Agent, a Registered Holder must deliver this Note to the Drop Agent no later than 12:00 noon (New York City time), two Business Days prior to the date it must be received by the Issuing and Paying
    Agent. Payment on this Note, if subsequently presented to the Drop Agent, will be made on the second Business
    Day following the Drop Agent's receipt of this Note.
    For the purposes of the preceding sentence, any Note received by the Drop Agent later than 12:00 noon (New
    York City time) on any Business Day will be treated as having been received on the following Business Day.


THE DROP AGENT IS NOT A PAYING AGENT FOR THIS NOTE AND ITS SOLE RESPONSIBILITY SHALL BE TO FORWARD THIS NOTE TO THE ISSUING AND PAYING AGENT. THIS NOTE MUST BE RECEIVED BY THE ISSUING AND PAYING AGENT BEFORE ANY PAYMENT HEREON WILL BE MADE. WHETHER OR NOT THIS NOTE IS DELIVERED TO THE DROP AGENT AT THE TIMES SPECIFIED ABOVE, NEITHER THE ISSUING AND PAYING AGENT NOR THE DROP AGENT SHALL BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY UNTIMELY PRESENTATION OF THIS NOTE TO THE ISSUING AND PAYING AGENT.



    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM--as tenants in common
         UNIF TRANSFERS MIN ACT--, as Custodian for
            minor
         Under Uniform Transfers to Minors Act
 .................................
(State)
         TEN ENT--as tenants by the entireties
JT TEN--as joint tenants with right of survivorship and not as tenants in common


    Additional abbreviations may also be used though not in the above list.



                       OPTION TO ELECT REPAYMENT


    The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon payable to but excluding the repayment date, to the undersigned, at


 (Please print or typewrite name and address of the undersigned)


    If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the undersigned elects to have repaid and specify the denomination or denominations (which shall be a minimum of $100,000 at the Stated Maturity Date or an integral multiple of $1,000 in excess of $100,000) of the Notes to be issued to the undersigned for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal amount to be repaid: $
(if less than the entire
 principal amount hereof)


 No. of Notes         Denomination(s)


Reissuance Instructions:
(if needed)

Dated:
                                                 .
                                  NOTICE: The signature on this
                                  Option to Elect Repayment must
                                  correspond with the name as
                                  written upon the face of this
                                  Note in every particular,
                                  without alteration or
                                  enlargement or any change
                                  whatsoever.


                        CERTIFICATE OF TRANSFER


(Not required for resales or other transfers to the Company or the Placement Agent)


    FOR VALUE RECEIVED, the undersigned Registered Holder hereby sell(s), assign(s) and transfer(s) unto:


PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including zip code, of Assignee)


the accompanying Note (Registered No. FX- ) and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer sand Note on the books of the Company, with full power of substitution in the premises.


    In connection with any resale or other transfer of this Note occurring prior to the time the legend originally set forth on the face of this Note (or one or more predecessor Notes) restricting resales and other transfers hereof has been removed in accordance with the procedures set forth in the Issuing and Paying Agency Agreement referred to in this Note (other than a resale or other transfer made (i) to the Company or (ii) to the Placement Agent referred to in such legend), the undersigned confirms that without utilizing any general solicitation or general advertising:


                           [Check one]

[ ] (a) This Note is being transferred by the undersigned to a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A promulgated thereunder.



                                Or

[ ] (b) This Note is being transferred by the undersigned in an "Offshore Transaction" as defined in Regulation S under the Securities Act of 1933, as amended, pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder.


                              or


[ ] (c) This Note is being transferred by the undersigned to an institutional accredited investor that is an "accredited investor" as defined in Rule 501(a)(1)-(3) promulgated under the Securities Act of 1933, as amended, and that the undersigned has been advised by the undersigned prospective transferee that it intends to hold such Note for investment and not for distribution.

If none of the foregoing boxes is checked, then, so long as this Note shall bear a legend on its face restricting resales and other transfers hereof (except in the case of a resale or other transfer made (i) to the Company or (ii) to the Placement Agent referred to in such legend), the Issuing and Paying Agent shall not register this Note in the name of any person other than the Registered Holder of this Note unless and until the conditions to any such registration of transfer set forth in this Note, on the face hereof and in the Issuing and Paying Agency Agreement shall have been satisfied.

Dated: NOTICE: The signature of the Registered Holder to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY TRANSFEREE IF (a) ABOVE IS CHECKED:

    The undersigned represents and warrants that (i) it is a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, (ii) this instrument has been executed on behalf of the undersigned by one of its executive officers, and (iii) it is aware that the Registered Holder of this Note is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                   NOTICE: To be executed by an
                                   executive officer.


EXHIBIT B


                            CERTIFICATE

    The undersigned, being the Secretary of St. Joseph
Light & Power Company, a Missouri corporation (the "Company"), does hereby certify that each of the persons named herein holds the office set forth opposite his or her name, that the signature of each such officer is genuine and that each such officer has been appointed an Unauthorized Representative" or an "Instructing Representative," as such terms are defined in that certain Issuing and Paying Agency Agreement dated as of November 19, 1993 by and between the Company and Harris Trust and Savings Bank.

Authorized Representatives:

Instructing Representatives:

    IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day of , 19 _.

 Secretary




 EXHIBIT  C


    Judy Bartolini

    Carolyn Potter

    Dan Donovan

    Marian Onischak